SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 26, 2003
                                -----------------


                                 MangoSoft, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)


    Nevada                          0-30781                      87-0543565
    ------                          -------                      ----------
 (State or other           (Commission File Number)             (IRS Employe
  jurisdiction of                                            Identification No.)
  incorporation)




                   12 Pine Street Extension, Nashua, NH 03060
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (603) 324-0400
                                 --------------


                                       N/A
          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On February 26, 2003, MangoSoft's board of directors authorized a 1-for-27 reverse stock split effective after the close of business on February 28, 2003. As a result of the reverse stock split, shareholders of record will hold one share of MangoSoft common stock for every 27 shares held prior to the reverse split. Record holders of fractional shares following the reverse stock split will receive such additional fraction of a share as is necessary to increase the fractional share to a full share of common stock. Shareholders will not be required to exchange their stock certificates for new certificates. However, upon surrender of stock certificates for transfer, the new certificates issued will reflect the post-split share amounts.

         As of February 26, 2003, MangoSoft had approximately 26.9 million shares outstanding.


















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


                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MANGOSOFT, INC.
                                         (Registrant)



Dated:  February 28, 2003            By: /s/ Dale Vincent
                                         ------------------------------
                                         Dale Vincent
                                         Chief Executive Officer
                                         (Principal Executive Officer)



























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